                                                                    EXHIBIT 99.1

     HANMI BANK NAMES EXPERIENCED BANK EXECUTIVE AS CHIEF FINANCIAL OFFICER

 -- Michael J. Winiarski Becomes First Non-Korean In Senior Management Position
                        At Major Korean-American Bank --

LOS ANGELES, CA, December 23, 2003 (MARKET WIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC), and its wholly owned subsidiary, Hanmi Bank, one of the leading financial institutions serving the multi-ethnic communities of California, with emphasis on the Korean-American community, today announced the appointment of Michael J. Winiarski, C.P.A., as Senior Vice President and Chief Financial Officer. Mr. Winiarski is the first non-Korean to be appointed to a senior management position at a major Korean-American community bank.

Mr. Winiarski served as Senior Vice President and Chief Financial Officer, Home Equity Lines of Credit Division, for IndyMac Bank, F.S.B., which was a $7-billion Federal Savings Bank with annual loan production of more than $17 billion. He most recently was President of Imperial Warehouse Finance, Inc., a $200-million subsidiary of Southern Pacific Bank. Previously he served as Senior Vice President and Chief Operating Officer, Warehouse Lending, IndyMac Bank, where he directly managed a business unit with more than $1 billion in credit lines and $200 million in principal outstanding.

"This is a very important appointment in our continuing reorganization of Hanmi Bank to strengthen our Company for future growth. Michael will strengthen our team by bringing his extensive financial, operating and management experience in financial services, and his experience as a member of a corporate senior management team," said Jae Whan Yoo, Chief Executive Officer and President of Hanmi Bank. "We are very impressed by Michael's career performance, especially his service as a CFO, where he developed strong strategic and financial plans, established systems that brought major value to his bank, and recommended cost control measures in his role of analyzing profitability."

"I am very excited to be joining a bank that is emerging as the leading Korean-American community bank, and I look forward to contributing to the continued success of the Bank," said Michael J. Winiarski.

Mr. Winiarski also served as Senior Vice President of the Risk Management Division for Home Savings of America, F.S.B., and as a manager for Deloitte & Touche. He earned a Bachelor of Science Degree from California State University, Long Beach.

About Hanmi Financial Corporation:
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation provides services to the multi-ethnic communities of California, with 15 full-service offices in Los Angeles, Orange, San Diego and Santa Clara counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. The Hanmi Bank's mission is to provide varied quality products and premier services to its customers and to maximize shareholder value.

Forward-Looking Statements:
This release may contain forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which the Company operates; demographic changes; competition for loans and deposits; fluctuation in interest rates; risks of natural disasters related to the Company's real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of the Company's business; and changes in securities markets. In addition, Hanmi sets forth certain risks in its reports filed with the Securities and Exchange Commission, including the Company's Form 10-Q for the quarter ended September 30, 2003 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 which could cause actual results to differ from those projected.

Contact:
Stephanie Yoon
Investor Relations
213-427-5631